BioRestorative Therapies Announces Implementation of Reverse Stock Split in Preparation for Planned Uplisting to Nasdaq

MELVILLE, NY, October 26, 2021—BioRestorative Therapies, Inc. ("BRTX" or the "Company") (OTC: BRTX), a life sciences company focused on adult stem cell-based therapies, today announced its intention to effect a 1-for-4,000 reverse split of its common stock in preparation for the planned listing of the Company's securities on The Nasdaq Capital Market ("Nasdaq"). The reverse stock split will become effective at the open of business on Wednesday, October 27, 2021, and the Company's common stock will begin trading on the OTC Markets system on a split-adjusted basis under the temporary ticker symbol "BRTXD" at that time. The fifth character "D" will remain appended to the Company's symbol for 20 business days or until the Company is listed on Nasdaq, whichever comes first, at which point the Company's trading symbol will revert back to "BRTX." The new CUSIP number for the Company's common stock is 090655 606.

The Company has filed an application to list its common stock and warrants on The Nasdaq Capital Market and believes it satisfies the financial and liquidity requirements for listing other than the minimum share price and stockholders' equity requirements. The reverse stock split is intended to enable the Company to meet the stock price requirement for initial listing on The Nasdaq Capital Market.

Lance Alstodt, CEO of the Company, "Implementation of the reverse stock split was an important strategic decision for BioRestorative. We believe the action will best position the Company for uplisting to Nasdaq and provide us with greater access to capital by increasing our exposure to institutional investors, which will ultimately help us to achieve our stated strategic and operational goals."

Upon effectiveness of the reverse stock split, every 4,000 shares of the Company's common stock outstanding will be converted into one share of common stock, with any fractional shares rounded up to one whole share. Accordingly, the number of shares of common stock outstanding following the reverse stock split will be reduced from 3,488,844,445 shares to 872,211 shares.

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About BioRestorative Therapies, Inc.

BioRestorative Therapies, Inc. (www.biorestorative.com) develops therapeutic products using cell and tissue protocols, primarily involving adult stem cells. Our two core programs, as described below, relate to the treatment of disc/spine disease and metabolic disorders:

• Disc/Spine Program (brtxDISC™): Our lead cell therapy candidate, *BRTX-100,* is a product formulated from autologous (or a person's own) cultured mesenchymal stem cells collected from the patient's bone marrow. We intend that the product will be used for the non-surgical treatment of painful lumbosacral disc disorders or as a complementary therapeutic to a surgical procedure. The *BRTX-100* production process

utilizes proprietary technology and involves collecting a patient's bone marrow, isolating and culturing stem cells from the bone marrow and cryopreserving the cells. In an outpatient procedure, *BRTX-100* is to be injected by a physician into the patient's damaged disc. The treatment is intended for patients whose pain has not been alleviated by non-invasive procedures and who potentially face the prospect of surgery. We have received authorization from the Food and Drug Administration to commence a Phase 2 clinical trial using *BRTX-100* to treat chronic lower back pain arising from degenerative disc disease.

• Metabolic Program (ThermoStem®): We are developing a cell-based therapy candidate to target obesity and metabolic disorders using brown adipose (fat) derived stem cells to generate brown adipose tissue ("BAT"). BAT is intended to mimic naturally occurring brown adipose depots that regulate metabolic homeostasis in humans. Initial preclinical research indicates that increased amounts of brown fat in animals may be responsible for additional caloric burning as well as reduced glucose and lipid levels. Researchers have found that people with higher levels of brown fat may have a reduced risk for obesity and diabetes.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements as a result of various factors and other risks, including, without limitation, those set forth in the Company's latest Form 10-K filed with the Securities and Exchange Commission. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements in this release are made as of the date hereof and the Company undertakes no obligation to update such statements.

CONTACT:
Email: ir@biorestorative.com